UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2015

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

On December 31, 2015 TG Therapeutics, Inc. (the “Company”) filed a prospectus supplement to allow for additional capacity under their Amended and Restated At Market Issuance Sales Agreement (the “ATM”) such that the Company may issue and sell additional shares of common stock, having an aggregate offering price of up to $175.0 million.

As of December 31, 2015 the Company had approximately $7.0 million of remaining capacity on its existing ATM, and the Company has not utilized the ATM since August 2015 at a sales price of approximately $18 per share.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Amended and Restated At Market Issuance Sales Agreement, dated December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: December 31, 2015

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Amended and Restated At Market Issuance Sales Agreement, dated December 31, 2015.

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